ASSIGNMENT OF CONTRACT

THIS ASSIGNMENT OF CONTRACT (the “Assignment”) is made as of the 15th day of February 2007 by Triple Net Properties, LLC, a Virginia limited liability company (“Assignor”), to NNN VF Four Resource Square, LLC, a Delaware limited liability company (“Assignee”).

RECITALS

Assignor and G&I III Resource Square LLC, a Delaware limited liability company entered into that certain Contract of Sale, dated as of January 9, 2007 (the “Contract”) with respect to certain property known as Four Resource Square, located in Mecklenburg County, North Carolina, as more particularly described in the Contract. Assignor desires to assign all of its rights, title and interest in and to the Contract to Assignee.

AGREEMENT

For and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby assigns all of its rights, title and interest in and to the Contract to Assignee.

Assignee by its execution of this Assignment hereby assumes all of Assignor’s obligations under the Contract.

WITNESS the following signatures:

ASSIGNOR:	Triple Net Properties, LLC,

a Virginia limited liability company

	By:	/s/ Jeff Hanson

	Name:	Jeff Hanson

	Title:	Managing Director – Real Estate

ASSIGNEE:	NNN VF Four Resource Square, LLC,

a Delaware limited liability company

	By:	Triple Net Properties, LLC,

a Virginia limited liability company

	Its:	Manager

		By:	/s/ Jeff Hanson

		Name:	Jeff Hanson

		Title:	Managing Director – Real Estate

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